Exhibit 99.1

For Release: October 23, 2008
Contact: Lisa Razo, Merchants Bank, at (802) 865-1838

Merchants Bancshares, Inc. Announces Strong 2008 Third Quarter Results

SOUTH BURLINGTON, VT--Merchants Bancshares, Inc. (NASDAQ: MBVT), the parent company of Merchants Bank, today announced net income of $3.31 million, or diluted earnings per share of $0.55, for the quarter ended September 30, 2008, a $683 thousand, or 26%, increase over net income of $2.63 million for the third quarter of 2007 and a $0.12, or 28% increase over diluted earnings per share of $0.43 for the third quarter of 2007. The return on average assets for the third quarter of 2008 and 2007 was 1.01% and 0.94%, respectively. The return on average equity for the third quarter of 2008 and 2007 was 17.98% and 15.04%, respectively. Merchants declared a dividend on October 16, 2008, of 28 cents per share payable November 13, 2008, to shareholders of record as of October 30, 2008.

"In contrast to the volatility evidenced in the daily headlines, Merchants had a very productive and successful third quarter," said Michael R. Tuttle, Merchants' President and CEO. "For the third quarter of this year, versus the same quarter last year, net income was up by 26%, earnings per share were up by 28%, and net interest income was up by 20%. Loans and deposits continued to demonstrate strong growth during the quarter. Merchants is well positioned to serve our markets in the current environment and we provide a stable, secure, and reliable resource for our depositors and borrowing customers."

Merchants' net interest income increased $1.92 million, or 20%, for the third quarter of 2008 compared to 2007 and increased $936 thousand, or 9%, on a linked quarter basis. These increases are a result of strong growth in both loans and deposits, and a result of the leverage that Merchants has put on over the last year to take advantage of the favorable interest rate environment. Average interest earning assets for the quarter were $1.26 billion, compared to $1.06 billion for the third quarter of 2007. Merchants' net interest margin for the third quarter of 2008 was 3.63%, six basis points higher than the third quarter of 2007, and 15 basis points higher than the second quarter of the current year. The increase in the net interest margin from the second quarter of 2008 to the third quarter was primarily a result of lower overall funding costs.

Merchants' quarterly average investment portfolio was $449.60 million, an increase of $151.09 million over the same quarter of 2007; and was $4.06 million higher on a linked quarter basis. Investments purchased during the last year have consisted exclusively of government agency mortgage backed securities. With the exception of one AA rated security, all securities in Merchants' investment portfolio were either Agency guaranteed or rated AAA at September 30, 2008.

Quarterly average loans were $800.13 million, an increase of $72.97 million, or 10% over the third quarter of 2007, and were $37.37 million, or 5%, higher on a linked quarter basis. Loans ended the third quarter of 2008 at $814.60 million, an increase of $83.09 million over December 31, 2007 ending balances of $731.51 million. The increase since December 31, 2007 is primarily comprised of residential and commercial mortgages, and commercial loans. "The system-wide stress in credit markets has provided us with numerous opportunities to expand market share with strong, credit worthy borrowers. We have added personnel to take advantage of these selected opportunities," commented Tuttle.

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Non-performing assets increased to $11.59 million at September 30, 2008, from $9.71 million at December 31, 2007, and $5.34 million at June 30, 2008. Tuttle remarked, "The increase in non-performing assets during the third quarter is a result of two commercial accounts that witnessed significant deterioration in their business during the quarter. We have been monitoring and working with these accounts closely for an extended period of time. Non-performing asset levels are still very manageable." Merchants recorded a $575 thousand provision for loan losses during the third quarter, compared to $700 thousand for the same quarter of last year, and $50 thousand for the second quarter of the current year. Increased loan production, as well as increased non-performing loans and net charge-offs, resulted in a higher provision for the third quarter of 2008, compared to the first two quarters of 2008. Net charge-offs for the third quarter of 2008 were $647 thousand and were $582 thousand for the first nine months of 2008, compared to net charge-offs of $158 thousand for the third quarter of 2007 and $107 thousand for the first nine months of last year.

The allowance for loan losses at September 30, 2008 stood at $8.37 million, 1.03% of total loans at September 30, 2008, compared to $8.00 million, 1.09% of total loans at December 31, 2007; and $7.73 million, 1.05% of total loans at September 30, 2007.

Quarterly average deposits were $947.68 million, an increase of $75.71 million, or 8% over the same quarter of 2007 and were $25.79 million, or 3%, higher on a linked quarter basis. Deposits ended the quarter at $949.52 million, an increase of $82.08 million over year end balances of $867.44 million. Much of that increase was concentrated in time deposits which have increased by $51.92 million during 2008. Merchants' savings, NOW and money market accounts have grown $25.94 million during 2008, while demand deposits have increased $4.22 million.

Total non-interest income decreased slightly to $2.29 million for the third quarter of 2008 from $2.32 million for the third quarter of 2007. Non-interest income excluding gains/losses on investment securities decreased slightly to $6.75 million for the first nine months of 2008, compared to $6.81 million for the first nine months of 2007.

Total non-interest expense increased $1.06 million to $8.78 million for the third quarter of 2008 from $7.72 million for the third quarter of 2007; and increased $1.72 million to $25.86 million for the first nine months of 2008, compared to 2007. Salaries and Employee benefits increased $655 thousand to $4.51 million for the third quarter of 2008 compared to 2007, and increased $1.07 million to $12.73 million for the first nine months of 2008, compared to 2007. This increase is primarily a result of additional staff that we have hired in the corporate banking, executive and trust areas during 2008; as well as increases in health insurance costs. Legal and professional fees were $629 thousand for the quarter, a $106 thousand increase over last year, and were $1.91 million for the first nine months of the year, compared to $1.76 million for the same period in 2007. These increases are a result of a combination of overall increased third party provider fees and professional fees related to specific projects. Marketing expenses increased $60 thousand to $342 thousand for the third quarter of 2008 compared to 2007, and $437 thousand to $1.34 million for the first nine months of this year, compared to last year. Other non-interest expenses increased $197 thousand to $1.57 million for the third quarter of 2008 compared to 2007, and decreased $42 thousand to $4.56 million for the first nine months of 2008, compared to 2007. Merchants experienced large increases in its FDIC insurance premiums and state assessment fees during 2008. Additionally, most categories of operating expenses have increased for 2008 compared to 2007.

Mr. Michael Tuttle, Merchants' President and Chief Executive Officer; and Ms. Janet Spitler, Merchants' Chief Financial Officer, will host a conference call to discuss these earnings results at 9:00 a.m. Eastern Time on Wednesday, October 29, 2008. Interested parties may participate in

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the conference call by dialing (888) 423-3273; the title of the call is Earnings Release Conference Call for Merchants Bancshares, Inc. Participants are asked to call a few minutes prior to register. A replay will be available until noon on Wednesday, November 5, 2008. The U.S. replay dial-in telephone number is (800) 475-6701. The international replay telephone number is (320) 365-3844. The replay access code for both replay telephone numbers is 902418.

Vermont Matters. The continuing mission of Merchants Bank is to provide Vermonters with a statewide community bank that blends a strong technology platform with a genuine appreciation for local markets. Merchants Bank fulfills this commitment through a branch-based system that includes 36 community bank offices and 44 ATMs throughout Vermont, Personal Bankers dedicated to top-quality customer service and streamlined solutions, including: Personal Checking and Savings with Free Checking for Life®, Cash Rewards Checking, a low-cost Money Market Account, Free Online Banking and Bill Pay, Overdraft Coverage, Direct Deposit, Free Debit Card, and Free Automated Phone Banking; Business Banking with Rewards Checking for Business, Business Online Banking and Bill Pay, Business Lines of Credit and Merchant Card Processing; Small Business Loans; Health Savings Accounts; Credit Cards; Flexible Certificates of Deposit; Vehicle Loans; Home Equity Credit; and Home Mortgages. Visit mbvt.com for more information. Merchants' stock is traded on the NASDAQ National Market system under the symbol MBVT. Member FDIC. Equal Housing Lender.

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect Merchants' current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause Merchants' actual results to differ significantly from those expressed in any forward-looking statement. Forward-looking statements should not be relied on since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Merchants' control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include changes in general economic conditions in Vermont, changes in interest rates, changes in competitive product and pricing pressures among financial institutions within Merchants' markets, and changes in the financial condition of Merchants' borrowers. The forward-looking statements contained herein represent Merchants' judgment as of the date of this report, and Merchants cautions readers not to place undue reliance on such statements. For further information, please refer to Merchants' reports filed with the Securities and Exchange Commission.

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Merchants Bancshares, Inc.
Financial Highlights (unaudited)
(In thousands except share and per share data)

	09/30/08	12/31/07	09/30/07	12/31/06

Balance Sheets - Period End
Total assets	$1,317,312	$1,170,743	$1,116,079	$1,136,958
Loans	814,598	731,508	739,175	689,283
Allowance for loan losses ("ALL")	8,367	8,002	7,726	6,911
Net loans	806,231	723,506	731,449	682,372
Securities available for sale	436,021	361,512	298,338	333,958
Securities held to maturity	3,174	4,078	4,395	5,615
Federal funds sold and other short-term investments	111	20,100	15,500	42,000
Other assets	71,775	61,547	66,397	73,013
Deposits	949,521	867,437	866,948	877,352
Securities sold under agreement to repurchase and
other short-term debt	89,298	98,917	84,484	90,547
Securities sold under agreement to repurchase,long-term	54,000	41,500	20,000	20,000
Other long-term debt	117,758	62,117	44,586	53,863
Junior subordinated debentures issued to
unconsolidated subsidiary trust	20,619	20,619	20,619	20,619
Other liabilities	9,295	4,846	7,435	4,880
Shareholders' equity	76,821	75,307	72,007	69,697
Balance Sheets - Quarter-to-Date Averages
Total assets	$1,307,023	$1,169,811	$1,113,404	$1,130,370
Loans	800,126	730,688	727,159	685,284
Allowance for loan losses	8,509	7,840	7,217	6,882
Net loans	791,617	722,848	719,942	678,402
Securities available for sale and FHLB stock	446,687	340,598	298,195	352,393
Securities held to maturity	2,909	4,247	5,424	5,615
Federal funds sold and other short-term investments	5,664	38,227	26,389	26,815
Other assets	60,146	63,891	63,454	67,145
Deposits	947,674	874,406	871,969	864,966
Securities sold under agreement to repurchase and
other short-term debt	82,794	94,785	80,579	92,779
Securities sold under agreement to repurchase, long-term	72,913	35,646	20,000	20,000
Other long-term debt	99,355	60,811	44,843	55,778
Junior subordinated debentures issued to
unconsolidated subsidiary trust	20,619	20,619	20,619	20,619
Other liabilities	9,979	10,780	5,458	6,710
Shareholders' equity	73,689	72,764	69,936	69,518
Interest earning assets	1,255,387	1,113,760	1,057,167	1,070,107
Interest bearing liabilities	1,100,447	958,669	913,927	930,485
Ratios and Supplemental Information - Period End
Book value per share	$13.40	$13.05	$12.43	$11.87
Book value per share (1)	$12.70	$12.35	$11.78	$11.25
Tier I leverage ratio	7.50%	8.14%	8.45%	8.24%
Tangible capital ratio	5.83%	6.42%	6.44%	6.11%
Period end common shares outstanding (1)	6,049,720	6,096,737	6,113,818	6,196,328
Credit Quality - Period End
Nonperforming loans ("NPLs")	$11,594	$9,231	$9,934	$2,698
Nonperforming assets ("NPAs")	$11,594	$9,706	$9,934	$2,956
NPLs as a percent of total loans	1.42%	1.26%	1.34%	0.39%
NPAs as a percent of total assets	0.88%	0.83%	0.89%	0.26%
ALL as a percent of NPLs	72%	87%	78%	256%
ALL as a percent of total loans	1.03%	1.09%	1.05%	1.00%

(1)	This book value and period end common shares oustanding includes 317,161; 325,789; 321,753; and 323,038 Rabbi Trust shares for the periods noted above, respectively.

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Merchants Bancshares, Inc.
Financial Highlights (unaudited)
(In thousands except share and per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Operating Results
Interest income
Interest and fees on loans	$11,875	$12,073	$34,814	$35,282
Interest and dividends on investments	5,742	3,911	16,194	12,753
Total interest and dividend income	17,617	15,984	51,008	48,035
Interest expense
Deposits	3,966	4,518	12,860	13,409
Short-term borrowings	356	839	1,409	2,603
Long-term debt	1,869	1,125	5,185	3,438
Total interest expense	6,191	6,482	19,454	19,450
Net interest income	11,426	9,502	31,554	28,585
Provision for credit losses	575	700	925	850
Net interest income after provision for credit losses	10,851	8,802	30,629	27,735
Noninterest income
Trust Company income	457	492	1,435	1,451
Service charges on deposits	1,354	1,364	4,001	4,013
Gain (Loss) on investment securities	--	(60)	82	(97)
Equity in losses of real estate limited partnerships, net	(463)	(423)	(1,387)	(1,267)
Other noninterest income	938	951	2,703	2,615
Total noninterest income	2,286	2,324	6,834	6,715
Noninterest expense
Salaries, wages and employee benefits	4,508	3,853	12,728	11,656
Occupancy and equipment expenses	1,482	1,467	4,525	4,495
Legal and professional fees	629	523	1,908	1,758
Marketing expenses	342	282	1,338	901
State franchise taxes	253	222	803	733
Other noninterest expense	1,569	1,372	4,555	4,597
Total noninterest expense	8,783	7,719	25,857	24,140
Income before provision for income taxes	4,354	3,407	11,606	10,310
Provision for income taxes	1,042	778	2,753	2,368
Net income	$ 3,312	$ 2,629	$ 8,853	$ 7,942
Ratios and Supplemental Information
Weighted average common shares outstanding	6,065,705	6,123,080	6,073,322	6,160,863
Weighted average diluted shares outstanding	6,073,138	6,139,247	6,084,250	6,177,262
Basic earnings per common share	$0.55	$0.43	$1.46	$1.29
Diluted earnings per common share	0.55	0.43	1.46	1.29
Return on average assets	1.01%	0.94%	0.93%	0.95%
Return on average shareholders' equity	17.98%	15.04%	15.66%	15.14%
Net interest rate spread	3.35%	3.19%	3.20%	3.23%
Net interest margin	3.63%	3.57%	3.51%	3.60%
Efficiency ratio (1)	60.31%	61.49%	62.83%	62.50%

(1)

The efficiency ratio excludes amortization of intangibles, equity in losses of real estate limited partnerships, OREO expenses, gain/loss on sales of securities, state franchise taxes, and any significant nonrecurring items.

Note:	As of September 30, 2008, the Bank had off-balance sheet liabilities in the form of standby letters of credit to customers in the amount of $4.74 million.

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